EXHIBIT 11
                        STANLEY FURNITURE COMPANY, INC.
            SCHEDULE OF COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (Unaudited)
                     (In thousands, except per share data)

                                      Three Months Ended    Six Months Ended
                                      July 2,   June 26,    July 2,  June 26,
                                        1995      1994        1995     1994

Earnings used in calculating
  primary and fully diluted earnings
  (loss) per common share:
Income from continuing operations...  $  719    $  957      $1,513   $3,343
Loss on disposal of discontinued
  division..........................                                 (2,758)

Net income used in calculating pri-
  mary and fully diluted earnings
  per common share..................  $  719    $  957      $1,513   $  585

Primary earnings (loss) per common
  share:
Weighted average shares outstanding
  during the period.................   4,727     4,726       4,727    4,724
Add shares issuable assuming excer-
  cise of stock options.............                31                   66

Weighted average number of shares
  used in calculating primary
  earnings per common share.........   4,727     4,757       4,727    4,790

Income from continuing operations...  $  .15    $  .20      $  .32   $  .70
Loss on disposal of discontinued
  division..........................                                   (.58)
Net income..........................  $  .15    $  .20      $  .32   $  .12

Fully diluted earnings (loss) per
  common share:
Weighted average shares outstanding
  during the period.................   4,727     4,726       4,727    4,724
Add shares issuable assuming excer-
  cise of stock options.............                14                   14

Weighted average number of shares
  used in calculating fully diluted
  earnings per common share.........   4,727     4,740       4,727    4,738

Income from continuing operations...  $  .15    $  .20      $  .32  $   .70
Loss on disposal of discontinued
  division..........................                                   (.58)
Net income..........................  $  .15    $  .20      $  .32  $   .12
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